Exhibit (e)(18)

                               AMENDED SCHEDULE A

                               with respect to the

                             SUB-ADVISORY AGREEMENT

                                     between

                             DIRECTED SERVICES, INC.

                                       and

                          ING INVESTMENT MANAGEMENT CO.
                 (formerly, Aeltus Investment Management, Inc.)

                                                             Annual Sub-Adviser Fee
Series                                           (as a percentage of average daily net assets)
ING Global Resources Portfolio                                      0.4000%

ING International Portfolio                              0.4500% on first $500 million
                                                  0.3600% on assets in excess of $500 million

ING Limited Maturity Bond Portfolio and          0.1575% on the first $200 million in combined
ING Liquid Assets Portfolio                                  assets of these Series
                                                        0.1350% on the next $300 million
                                                  0.1125% on assets in excess of $500 million

ING Stock Index Portfolio                                           0.1170%